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                     ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement (this "Agreement") is made and entered as of May 14, 1998, by and between Frontier Natural Gas Corporation, an Oklahoma corporation ("Frontier"), and Esenjay Petroleum Corporation, a Texas corporation ("Esenjay").

                           W I T N E S S E T H:

     WHEREAS, Frontier, Esenjay and Aspect Resources LLC ("Aspect") entered into that certain Acquisition Agreement and Plan of Exchange, dated as of January 19, 1998 (the "Acquisition Agreement"), providing for, among other things, the transfer to Frontier of certain of the assets and properties of Esenjay, in consideration of the payment by Frontier to Esenjay of the shares of common stock of Frontier set forth in the Acquisition Agreement, and the assumption by Frontier of certain of the liabilities and obligations of Esenjay; and

     WHEREAS, all of the instruments, documents and agreements required to be executed and delivered in order to consummate the transactions provided in the Acquisition Agreement are being executed by and delivered to the respective parties to the Acquisition Agreement concurrently herewith;

     NOW, THEREFORE, in consideration of the premises and the transfer by Esenjay concurrently herewith of the Esenjay Assets (as defined in the Acquisition Agreement), in accordance with and pursuant to the Acquisition Agreement, the parties hereby agrees as follows:

     1. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Acquisition Agreement.

     2. Frontier hereby assumes and agrees to pay or perform in accordance with their terms, the following obligations and liabilities of Esenjay (collectively the "Assumed Liabilities"), as follows:

         (a) those liabilities of Esenjay in an amount not to exceed $1,000,000 set forth on Schedule 1 attached hereto;

         (b) the obligations and liabilities of Esenjay arising after the date hereof under the Assumed Agreements; provided, however, that Frontier does not assume any liability arising out of the performance or nonperformance of, or a violation, breach or default (including any event which with notice or lapse of time or both will give rise to a default) by, Esenjay prior to the date hereof;

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         (c)  the properly accrued vacation and sick leave obligations of
     Esenjay for those employees of Esenjay who accept employment with Frontier, in an amount not to exceed $102,044 in the aggregate;

         (d) the obligations and liabilities of Esenjay arising after the date hereof under the agreements, contracts and commitments relating to the Esenjay Assets (the "Assumed Contracts"); provided, however, that Frontier does not assume any liability arising out of the performance or nonperformance of, or a violation, breach or default (including any event which with notice or lapse of time or both will give rise to a default) by, Esenjay prior to the date hereof; and

         (e) all Post Effective Date Costs relating to the Esenjay Assets incurred after the Effective Date and remaining unpaid as of the date hereof.

     3. Esenjay hereby assigns to Frontier all of its right, title and interest in, to and under the Assumed Contracts and the Assumed Agreements, except to the extent the Assumed Contracts relate to assets ("Retained Assets") in which Esenjay will continue to have an interest after the transfers contemplated hereby and by the Acquisition Agreement, in which case Esenjay retains rights, coterminous with those assigned to Frontier hereunder, with respect to the Retained Assets.

     4. Esenjay expressly understands and agrees that except for the Assumed Liabilities, Frontier has not agreed to pay, shall not be required to assume, and shall have no liability or obligation, direct or indirect, absolute or contingent, arising out of or related the liabilities of Esenjay existing on or arising after the date hereof. It is expressly understood and agreed that all liabilities, obligations and commitments not assumed hereunder by Frontier shall remain, as between Frontier, on the one hand, and Esenjay, on the other hand, the sole obligation of Esenjay and its respective successors and assigns.

     5. Nothing herein shall be deemed to deprive Frontier of any defenses, setoffs or counterclaims (collectively, "Defenses") which Esenjay may have had or which Frontier shall have with respect to any of the obligations, liabilities or commitments assumed hereby. Esenjay hereby transfers, conveys and assigns to Frontier all Defenses and agrees to reasonably cooperate with Frontier to maintain, secure, perfect and enforce the Defenses.

     6. Frontier further covenants and agrees with Esenjay that Frontier will do, execute and deliver, or cause to be done, executed and delivered, all such further instruments, documents, agreements and assurances as may be reasonably requested by Esenjay, which may be necessary in order to evidence and provide for the specific assumption by Frontier of any one or more of the Assumed Liabilities.

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     7.  Subject to the indemnification of Frontier by Esenjay contained in
Section 15.02 of the Acquisition Agreement, Frontier hereby indemnifies and agrees to defend and hold Esenjay harmless from and against any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees, suffered or incurred by Esenjay after the date hereof and arising out of any claims, liabilities, obligations, damages and expenses with respect to the Assumed Liabilities.

     8. Esenjay and Frontier, by their execution hereof, each hereby acknowledges and agrees that, except as expressly provided herein, neither the representations and warranties nor the rights and remedies of either party under the Acquisition Agreement shall be deemed to be enlarged, modified or altered in any way by this Agreement. This Agreement is solely for the benefit of Frontier and Esenjay and nothing contained herein shall be construed to grant any third party any rights against Frontier or Esenjay.

     9. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (without regard to its conflicts of law doctrine).

     IN WITNESS WHEREOF, Frontier has caused this Agreement to be duly executed by its authorized officers as of the date first above written.

                                       FRONTIER:

                                       Frontier Natural Gas Corporation



                                       By: /s/ David W. Berry
                                           ---------------------------------
                                           David W. Berry, President



                                       ESENJAY:

                                       Esenjay Petroleum Corporation



                                       By: /s/ Michael E. Johnson
                                           ---------------------------------
                                           Michael E. Johnson, President


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